Exhibit 10.4

FORM OF ESCROW AGREEMENT

This ESCROW AGREEMENT, dated as of April [    ], 2004, (this “Agreement”), is by and among Internet Capital Group, Inc., a Delaware corporation (the “Company”), JPMorgan Chase Bank, a New York corporation, as escrow agent (the “Escrow Agent”) and the parties set forth on Schedule I to this Agreement (each a “Buyer” and collectively, the “Buyers”). The Company and the Buyers are collectively referred to herein as the “Escrow Parties”.

WHEREAS, the Company and the Buyers have entered into that certain Securities Purchase Agreement, dated as of March 31, 2004 (the “Securities Purchase Agreement”);

WHEREAS, subject to the terms and conditions of the Securities Purchase Agreement, the Company has agreed to sell to each Buyer, and each Buyer has agreed to purchase from the Company, the aggregate principal amount of the Company’s 5% Senior Convertible Notes (the “Notes”) set forth opposite such Buyer’s name under the heading “Principal Amount” on Schedule II hereto (which aggregate principal amount for all Buyers equals $60,000,000);

WHEREAS, subject to the terms and conditions of the Securities Purchase Agreement, as consideration for the issuance of the Notes, each Buyer has agreed to pay to the Company the purchase price set forth opposite such Buyer’s name under the heading “Purchase Price” on Schedule I hereto (which aggregate principal amount for all Buyers equals $60,000,000) (the “Purchase Price”);

WHEREAS, the Company has agreed to use a portion of the proceeds from the sale of the Notes to redeem the Company’s outstanding 5½% Convertible Subordinated Notes due 2004 issued pursuant to the Indenture, dated as of December 21, 1999 (the “Indenture”), between the Company and Chase Manhattan Trust Company, National Association, as trustee (the “Trustee”);

WHEREAS, the Closing (as defined in the Securities Purchase Agreement) is conditioned upon certain matters discussed in Section 7 of the Securities Purchase Agreement;

WHEREAS, the Escrow Parties hereto desire the Escrow Agent to receive, hold and dispose of the Escrow (as defined below) in accordance with the terms, conditions and provisions of this Agreement, and the Escrow Agent desires to do so.

NOW THEREFORE, in consideration of the representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Appointment and Agreement of Escrow Agent. The Escrow Parties hereby jointly appoint the Escrow Agent to serve hereunder and the Escrow Agent hereby accepts such appointment and agrees to perform all duties that are expressly set forth in this Agreement to be performed by it.

2. Securities Purchase Agreement; Definitions. The Escrow Agent hereby acknowledges receipt of a copy of the Securities Purchase Agreement; however, except for reference thereto for definitions of certain words or terms not defined herein, the Escrow Agent is not charged with knowledge of the terms thereof, or with any duties or responsibilities with respect thereto except as stated expressly herein. Capitalized terms used but not defined herein have the respective meanings set forth in the Securities Purchase Agreement.

3. Delivery of Escrow; Investment of Escrow.

(a) The Escrow Agent hereby acknowledges (i) receipt from each Buyer of the purchase price set forth opposite such Buyers name under the heading “Purchase Price” on Schedule I hereto (the “Cash Escrow”), (ii) receipt from the Company of the Notes set forth on Schedule II hereto, duly executed by the Company and issued in the name of the parties set forth on Schedule II hereto in the principal amount set forth on Schedule II hereto (the “Note Escrow”) and (iii) receipt from the Company of a duly executed and undated notice of redemption pursuant to Article XI of the Indenture notifying the Trustee of the Company’s intention to redeem all of the Existing Notes then outstanding (the “Notice Escrow”, and together with the Cash Escrow and the Note Escrow, the “Escrow”). The Escrow Agent shall establish at its offices located at 4 New York Plaza, 15th Floor, New York, New York 10004 an interest-bearing escrow account (the “Escrow Account”) in which it shall hold the Cash Escrow and a secure location in which it shall hold the Note Escrow and the Notice Escrow. The Escrow Agent agrees to hold and dispose of the Escrow, and to act as Escrow Agent, in accordance with all the terms, conditions and provisions of this Agreement. The Escrow Agent shall have the right to liquidate any investments held in escrow in order to provide funds necessary to make required payments under this Agreement. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment made pursuant hereto.

(b) During the term of this Agreement, the Cash Escrow shall be invested and reinvested by the Escrow Agent in a JPMorgan Trust Deposit Account. Periodic statements will be provided to the Escrow Parties reflecting transactions executed on behalf of the Cash Escrow. The Escrow Parties, upon written request, will receive a statement of transaction details upon completion of any securities transactions in the Cash Escrow without additional cost. The Escrow Agent shall have a right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement.

4. Interest. The Escrow Agent shall create separate accounts for each Buyer’s deposit for the purpose of allocating to each deposit all interest that accrues on such deposit. Upon distribution of any portion of the Cash Escrow, in accordance with Section 5 hereof, the Escrow Agent shall deliver and pay to the party receiving such distribution all of the interest accrued on the portion of the Cash Escrow allocated to the portion of the Cash Escrow distributed to such party. The Escrow Agent shall file any Internal Revenue Service forms as may be required to report payment of any such interest, and the party receiving such interest shall execute and deliver any documents reasonably requested by the Escrow Agent in connection therewith. Simultaneous with the execution of this Agreement, the Buyers and the Company shall each provide the Escrow Agent with a fully executed W-8 or W-9 IRS form, which shall include the Buyers’ and the Company’s TIN.

5. Escrow. The Escrow Agent shall not release any of the Escrow, except in accordance with and subject to the following terms and conditions:

(a) Escrow Release. Immediately following the receipt by the Escrow Agent of a notice in substantially the form of Annex I hereto (a “Escrow Release Notice”) duly executed by the Company and Langley Capital, L.P., as a representative of the Buyers, the Escrow Agent shall:

(i) release and deliver to each Buyer the Escrow Notes registered to such Buyer;

(ii) release and deliver to the Trustee the Notice of Redemption, which the Escrow Agent shall date as of the date of the delivery of such Notice of Redemption;

(iii) release and deliver to the Trustee (or to the paying agent specified in the Escrow Release Notice (if any) the amount of money specified in the Escrow Release Notice (such amount, the “Redemption Amount”); and

(iv) release and deliver to the Company an amount equal to the balance of the Cash Escrow (including all interest that has accrued on the Cash Escrow) minus the Redemption Amount.

(b) Escrow Termination. Immediately following the earlier to occur of (1) the delivery to the Escrow Agent of a notice in substantially the form of Annex II hereto (a “Escrow Termination Notice”) duly executed by the Company and Langley Capital, L.P., as a representative of the Buyers, and (2) the failure of the Escrow Agent to receive either the Escrow Release Notice or the Escrow Termination Notice prior to 9:00 a.m. (New York City time) on June 22, 2004, the Escrow Agent shall:

(i) release and deliver to each Buyer the portion of the Cash Escrow deposited by such Buyer with the Escrow Agent (plus all interest that has accrued on such amount); and

(ii) release and deliver to the Company the Notice of Redemption and the Notes.

6. Payments; Deliveries.

(a) Any amount of cash to be paid to an Escrow Party pursuant to this Agreement shall be paid to such Escrow Party pursuant to the instructions set forth for such Escrow Party in Schedule III hereto and any further instructions given by such Escrow Party. Any amount of cash to be paid to the Trustee pursuant to this Agreement shall be paid to the Trustee (or, if specified in the Escrow Release Notice, the paying agent designated by the Trustee) in accordance with the instructions set forth in the Escrow Release Notice.

(b) Any items to be delivered to the Company pursuant to this Agreement shall be delivered by a nationally recognized overnight courier, or delivered by hand against written receipt, to the address for the Company set forth in Section 8, or at such other address as it shall have furnished to the Escrow Agent and the Buyers in writing. Any items to be delivered to a Buyer pursuant to this Agreement shall be delivered by a nationally recognized overnight courier, or delivered by hand against written receipt, to the address for such Buyer set forth in Schedule I hereto, or at such other address as it shall have furnished to the Escrow Agent and the

Company in writing. Any items to be delivered to the Trustee pursuant to this Agreement shall be delivered by a nationally recognized overnight courier, or delivered by hand against written receipt, to the address for the Trustee set forth in the Escrow Release Notice.

7. The Escrow Agent.

(a) The Escrow Agent shall have no duties or obligations hereunder except those specifically set forth herein and such duties and obligations shall be determined solely by the express provisions of this Agreement. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. In connection with its duties hereunder, the Escrow Agent shall be protected in acting or refraining from acting upon any written notice, request, consent, certificate, order, affidavit, letter, telegram or other document furnished to it hereunder and believed by it to be genuine and to have been signed or sent by the proper party or parties, and the Escrow Agent shall not be liable for anything it may do or refrain from doing in connection with its duties hereunder, except for such liabilities as may result from its own gross negligence or willful misconduct. In the administration of the Escrow Account, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for the performance of agents selected by it with reasonable care or for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

(b) In the event the Escrow Agent shall be uncertain as to its duties or rights under this Agreement or shall receive any instruction, claim or demand that, in the opinion of the Escrow Agent, is in conflict with the provisions of this Agreement (any of the foregoing, an “Escrow Agent Dispute”), the Escrow Agent shall be entitled to refrain from taking any action with respect to such Escrow Agent Dispute until it shall be directed otherwise by a final and nonappealable order of a court of competent jurisdiction or by an instrument signed by all of the Escrow Parties. In the event of any Escrow Agent Dispute, the Escrow Agent shall be entitled to petition a court of competent jurisdiction in the County of New York, State of New York to resolve such Escrow Agent Dispute, and each of the Escrow Parties consent to the jurisdiction of any such court with respect to any such Escrow Agent Dispute.

(c) The Escrow Agent shall be reimbursed for all reasonable fees and expenses, including without limitation those fees set forth on Schedule IV hereto and reasonable counsel fees and disbursements, incurred by the Escrow Agent in connection with the performance of its duties and obligations under this Agreement. The Company shall be responsible for all such reasonable fees and expenses. The Company shall be liable for the payment of all such fees and expenses incurred by the Escrow Agent, except for such fees and expenses incurred by the Escrow Agent due to (i) the failure of an Escrow Party to comply with any of its obligations hereunder or (ii) the requirement by an Escrow Party that the Escrow Agent perform duties outside the scope of this Agreement, which fees and expenses set forth in the immediately preceding clauses (i) and (ii) shall be paid by the applicable Escrow Party.

(d) The Escrow Agent may resign at any time by giving at least 30 days’ prior written notice to the Escrow Parties, which resignation shall become effective upon the acceptance of appointment by the successor Escrow Agent as provided in this Section 6(d). The resigning Escrow Agent may appoint a successor Escrow Agent, reasonably acceptable to the Escrow Parties. If a successor Escrow Agent shall not have been appointed within 20 days after such notice of resignation, any of the Escrow Parties may apply to any court of competent jurisdiction to appoint a successor Escrow Agent. Notwithstanding the foregoing, any successor Escrow Agent shall be a financial institution organized under the laws of the United States of America and having a combined capital and surplus of not less than US $100,000,000. Any successor Escrow Agent, however appointed, shall execute and deliver to the predecessor Escrow Agent, with a copy to each of the Escrow Parties, an instrument accepting such appointment, and thereupon such successor Escrow Agent shall, without further act, become fully vested with all the rights, powers, obligations and duties of the predecessor Escrow Agent hereunder with the same effect as if originally named the Escrow Agent herein. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any reasonable costs and expenses the Escrow Agent reasonably believes may be incurred by the Escrow Agent in connection with termination of this Agreement.

8. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed to be effective and to have been duly given only if delivered by a nationally recognized overnight courier, or delivered by hand against written receipt, or sent by facsimile, addressed as follows:

(a) if to the Company, addressed to it at the following address, or at such other address as it shall have furnished to the Escrow Agent and the Buyers in writing:

Internet Capital Group, Inc.

690 Lee Road, Suite 310

Wayne, Pennsylvania 19087

Telephone:     (610) 727-6900

Facsimile:      (610) 727-6901

Attention:       General Counsel and

    Vice President, Treasury and Tax

with a copy to:

Dechert LLP

1717 Arch Street

Philadelphia, Pennsylvania 19103

Telephone:     (215) 994-4000

Facsimile:      (215) 994-2222

Attention:       Henry N. Nassau, Esq.

     and Christopher G. Karras, Esq.

(b) If to Escrow Agent, addressed to it at the following address, or at such other address as it shall have furnished to the Escrow Parties in writing:

JPMorgan Chase Bank

4 New York Plaza, 15th Floor

New York, New York 10004

Attention:       Ms. Vicky Caldas

Facsimile:      (212) 623-6168

(c) If to a Buyer, addressed to it at the address set forth for such Buyer on Schedule I to this Agreement, or at such other address as it shall have furnished to the Escrow Agent and the Company in writing, with a copy to such Buyer’s representatives as set forth on the Schedule I hereto and (for informational purposes only) a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

Telephone:     (215) 963-5000

Facsimile:      (215) 963-5001

Attention:       Richard A. Silfen, Esq.

     and Robert G. Robison, Esq.

9. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, legal representatives, executors, administrators and permitted assigns. None of the Escrow Parties nor (except as otherwise provided in Section 7(d) hereof) the Escrow Agent may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without prior written consent of the other Escrow Party.

10. Amendments; No Waivers.

(a) Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Escrow Agent and all of the Escrow Parties or, in the case of a waiver, by the Escrow Party against whom the waiver is to be enforced.

(b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11. Descriptive Headings. The descriptive headings of the Sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

12. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed and interpreted in accordance with the substantive Laws of the State of New York, without giving effect to any choice of Law or conflicts of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable Law and consents to the jurisdiction of the courts located in the State of New York. THE PARTIES FURTHER HEREBY WAIVE ANY RIGHT TO A TRIAL BY

JURY WITH RESPECT TO ANY LAWSUIT OR JUDICIAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall together constitute one and the same instrument. All signatures of the parties hereto may be transmitted by facsimile and such facsimile will, for all purposes, be deemed to be the original signature of the party whose signature it reproduces and will be binding upon such party.

14. Entire Agreement. This Agreement and the Securities Purchase Agreement sets forth the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter. The Schedules and Annexes to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.

15. Indemnification. The Escrow Parties shall jointly and severally indemnify, defend and hold harmless the Escrow Agent from any loss, liability or expense incurred by the Escrow Agent (including the fees and expenses of in-house or outside counsel) arising out of or in connection with (a) its execution and performance of this Agreement, except to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of the Escrow Agent, or (b) its following any instructions or other directions from the Escrow Parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement. The Escrow Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

16. Compliance. Upon execution of this Agreement, the Escrow Parties shall provide the Escrow Agent with a fully executed W-8 or W-9 Internal Revenue Service form for each of the Escrow Parties. All interest or other income earned under this Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

17. Successor Corporations. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall constitute the Escrow Agent under this Agreement without further act.

18. Call-Backs; Reliance.

(a) In the event funds transfer instructions are given (other than in writing at the time of execution of the Agreement), whether in writing, by facsimile or otherwise, the

Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule V hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Parties acknowledge that such security procedure is commercially reasonable.

(b) It is understood that the Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by such beneficiary to identify (i) the beneficiary, (ii) the beneficiary bank or (iii) an intermediary bank. The Escrow Agent may apply any of the applicable escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated.

19. Force Majeure. In the event that the Escrow Agent is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control or other cause reasonably beyond its control, the Escrow Agent shall not be liable for damages to the other parties for any unforeseeable damages resulting from such failure to perform or otherwise from such causes. In such event, performance by the Escrow Agent under this Agreement shall resume when the Escrow Agent is able to perform substantially its duties.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

THE COMPANY:
INTERNET CAPITAL GROUP, INC.

By:

Name:
Title:

ESCROW AGENT:
JPMORGAN CHASE BANK

By:

Name:
Title:

BUYERS:
BEAR STEARNS SECURITIES CORP. CUSTODIAN FOR JEFFREY THORP IRA ROLLOVER

By:

Name:	Jeffrey Thorp

COHANZICK ABSOLUTE RETURN MASTER FUND, LTD.

By:

Name:	David K. Sherman
Title:	Authorized Agent

COHANZICK CREDIT OPPORTUNITIES FUND, LTD.

By:

Name:	David K. Sherman
Title:	Authorized Agent

COHANZICK HIGH YIELD PARTNERS, L.P.

By:

Name:	David K. Sherman
Title:	Authorized Agent

GABRIEL CAPITAL, L.P.

By:

Name:	David K. Sherman
Title:	Authorized Agent

JMB CAPITAL PARTNERS, LP

By:

Name:
Title:

JMG CAPITAL PARTNERS, LP

By:

Name:
Title:

JMG TRTION OFFSHORE FUND, LTD

By:

Name:
Title:

LANGLEY PARTNERS, L.P.

by: Langley Capital, LLC, its General Partner

By:

Name:	Jeffrey Thorp
Title:	Managing Member

MANCHESTER SECURITIES CORPORATION

By:

Name:
Title:

MASON CAPITAL, LP MASON CAPITAL, LTD GUGGENHEIM PORTFOLIO COMPANY X, LLC

By:	Mason Capital Management LLC, Investment Manager

By:

Name: John C. Grizzetti
Title: Chief Financial Officer

NORTHWOOD CAPITAL PARTNERS LP

By:	NwCapital Management LP, its General Partner

By:

Name:
Title:

PORTSIDE GROWTH AND OPPORTUNITY FUND

By:

Name:
Title:

SCOGGIN CAPITAL MANAGEMENT, LP II

By:	S&E Partners, LP, its general partner

By:	Scoggin, Inc., its general partner

By:

Name: Craig Effron
Title: President

SCOGGIN INTERNATIONAL FUND, LTD.

By:	Scoggin, LLC, its trading advisor

By:

Name: Craig Effron
Title: Managing Member

TOPAZ PARTNERS LP

By:

Name:
Title: